UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30939	74-2961657
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (512) 836-6464

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 1, 2006, the Board of Directors of Active Power, Inc. elected Jim Clishem as a Class II Director whose term shall expire at the 2008 Annual Meeting of Stockholders.

There is no arrangement or understanding between Mr. Clishem and any other persons pursuant to which Mr. Clishem was elected as a director. Mr. Clishem will not serve on any committees of the Board of Directors.

Mr. Clishem, 49, has served as Active Power’s President and Chief Executive Officer since May 2006, as President and Chief Operating Officer since November 2005 and as Vice President of Business Development from May 2005 to November 2005. From August 2004 to May 2005, Mr. Clishem served as Vice President of Business Development for Peregrine Systems, a public enterprise software company where he focused primarily on global alliances. From October 1999 to January 2004, Mr. Clishem served as founder and Chief Executive Officer of Xodiax, a managed IT services business. Mr. Clishem remained the Chairman of Xodiax until July 2005. From August 1995 to September 1999, Mr. Clishem served as Vice President of Data Services for Broadwing Communications, LLC, and other entities later acquired by Broadwing. Mr. Clishem holds a BSEE and MSEE from the University of Louisville and an executive MBA from Southern Methodist University.

Mr. Clishem will receive no additional compensation for his service on the Board. In connection with his employment as President and Chief Executive Officer of Active Power, Mr. Clishem receives the salary and benefits set forth in our Current Report on Form 8-K dated May 10, 2006, including an annual base salary of $300,000 and an annual bonus target under Active Power’s Executive Compensation Plan of 100% of his annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: June 6, 2006	By:	/s/ John Penver
John Penver Vice President and Chief Financial Officer